                                                    EXHIBIT 10.27


                                              CONFIDENTIAL TREATMENT
                                     AMERICAN SUPERCONDUCTOR CORPORATION HAS
                                     REQUESTED THAT THE MARKED PORTIONS OF THIS
                                     DOCUMENT BE ACCORDED CONFIDENTIAL TREATMENT
                                     PURSUANT TO RULE 24b-2 UNDER THE SECURITIES
                                     EXCHANGE ACT OF 1934, AS AMENDED




                            PATENT LICENSE AGREEMENT



                                     BETWEEN



                            LUCENT TECHNOLOGIES INC.



                                       AND



                       AMERICAN SUPERCONDUCTOR CORPORATION





                         EFFECTIVE AS OF MARCH 31, 1998





                    RELATING TO SUPERCONDUCTIVE WIRE PRODUCTS
                               AND RELATED SYSTEMS

                            PATENT LICENSE AGREEMENT

                                TABLE OF CONTENTS


ARTICLE 1 - GRANTS OF LICENSES.......................................1
         1.01     Grant..............................................1
         1.02     Duration...........................................1
         1.03     Scope..............................................1
         1.04     Ability to Provide Licenses........................2
         1.05     Publicity..........................................3
         1.06     Confidentiality....................................3

ARTICLE 2 - ROYALTY AND PAYMENTS.....................................4
         2.01     Royalty Calculation................................4
         2.02     Accrual............................................5
         2.03     Exclusions and Limitations.........................5
         2.04     Records and Adjustments............................6
         2.05     Reports and Payments...............................6

ARTICLE 3 - TERMINATION..............................................7
         3.01     Breach.............................................7
         3.02     Voluntary Termination..............................9
         3.03     Survival...........................................9

ARTICLE 4 - MISCELLANEOUS PROVISIONS.................................9
         4.01     Patents Licensed...................................9
         4.02     Disclaimer........................................10
         4.03     Indemnification...................................10
         4.04     Nonassignability and Change of Control of ASC.....10
         4.05     Addresses.........................................12
         4.06     Taxes.............................................12
         4.07     Choice of Law.....................................12
         4.08     Patents and Patent Applications...................13

         4.09     Licensing.........................................13
         4.10     Integration.......................................13
         4.11     Dispute Resolution................................13
         4.12     Outside of the United States......................14
         4.13     Releases..........................................15
         4.14     Good Faith Negotiations and Option................15


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
                            PATENT LICENSE AGREEMENT


Effective as of March 31, 1998, LUCENT TECHNOLOGIES INC., a Delaware corporation ("LUCENT"), having an office at 600 Mountain Avenue, Murray Hill, New Jersey 07974, and AMERICAN SUPERCONDUCTOR CORPORATION, a Delaware corporation ("ASC"), having an office at Two Technology Drive, Westborough, Massachusetts 01581, agree as follows:*


                                    ARTICLE 1

                               GRANTS OF LICENSES

1.01     GRANT

LUCENT grants to ASC under LUCENT's PATENTS personal, nonexclusive and nontransferable licenses to make, to have made, use, lease, offer for sale, sell and import products of the following kind:

                          SUPERCONDUCTIVE WIRE PRODUCT
                      SUPERCONDUCTIVE WIRE WITHIN A SYSTEM
             SYSTEMS PRODUCTS INCLUDING SUPERCONDUCTIVE WIRE PRODUCT

1.02     DURATION

All licenses granted herein under any patent shall continue for the entire unexpired term of such patent.

1.03     SCOPE

(a) Licenses granted herein are not to be construed either (i) as consent by LUCENT to any act which may be performed by ASC, except to the extent impacted by a patent licensed herein to ASC, or (ii) to include licenses to contributorily infringe or induce infringement under U.S. law or a foreign equivalent thereof. As a result, the licenses granted herein to the ASC are licenses to (i) make, have made, use, lease, offer for sale, sell and import LICENSED PRODUCTS; (ii) make, have made, use and import machines, tools, materials and other instrumentalities, insofar as such machines, tools, materials and other instrumentalities are involved in or incidental to the development, manufacture, testing or repair of LICENSED PRODUCTS which are

--------

         * ANY TERM IN CAPITAL LETTERS WHICH IS DEFINED IN THE DEFINITIONS APPENDIX SHALL HAVE THE MEANING SPECIFIED THEREIN.

or have been made by or are used, leased, owned, sold or imported by the grantee of such license; and (iii) convey to any customer of the grantee, with respect to any LICENSED PRODUCTS which is sold or leased by such grantee to such customer, rights to use and resell such LICENSED PRODUCTS as sold or leased by such grantee (whether or not as part of a larger combination); provided, however, that no rights may be conveyed to customers with respect to any invention which is directed to (1) a combination of such LICENSED PRODUCTS (as sold or leased) with any other product; however, nothing herein shall prohibit ASC from selling or delivering to third parties any LICENSED PRODUCTS made by ASC and licensed under this Agreement, (2) a method or process which is other than the inherent use of such LICENSED PRODUCTS itself (as sold or leased), or
(3) a method or process involving the use of LICENSED PRODUCTS to manufacture (including associated testing) any other product. ASC customers, however, shall have the right to service and test LICENSED PRODUCTS, but such right does not include any rights or licenses to any patents of LUCENT, including but not limited any rights to make, have made, offer for sale, import, use or sell products that go to combinations of LICENSED PRODUCTS. The rights granted herein to ASC under this Agreement do not include licenses for products manufactured by a third party and sold by a Party to this Agreement where such sales do not meet a legitimate business purpose but are merely for the purpose of sublicensing LUCENT's PATENTS to such third party.

(b) The grant of each license hereunder includes the right of ASC to grant sublicenses within the scope of such license to ASC's SUBSIDIARIES for so long as they remain its SUBSIDIARIES. Any such sublicense may be made effective retroactively, but not prior to the effective date hereof, nor prior to the sublicensee becoming a SUBSIDIARY of ASC. If ASC is at least a minority owner, but not less than a thirty percent (30%) owner, of an entity in a foreign country where majority ownership by ASC is prohibited by law and ASC has control and management of said entity, then LUCENT shall reasonably consider all requests by ASC that such entity be considered a SUBSIDIARY hereunder. All such requests must be in writing from ASC to LUCENT.

1.04     ABILITY TO PROVIDE LICENSES

LUCENT's failure to meet any obligation hereunder, due to the assignment of title to any invention or patent, or the granting of any licenses, to the United States Government or any agency or designee thereof pursuant to a statute or regulation of, or contract with, such Government or agency, shall not constitute a breach of this Agreement. As of the execution date, LUCENT is unaware of any governmental claims to the patents licensed by this Agreement.

1.05     PUBLICITY

Nothing in this Agreement shall be construed as conferring upon ASC or its SUBSIDIARIES any right to include in advertising, packaging or other commercial activities related to a LICENSED PRODUCT, any reference to LUCENT (or any of its SUBSIDIARIES), its trade names, trademarks or service marks in a manner which would be likely to cause confusion or to indicate that such LICENSED PRODUCT is in any way certified by LUCENT or its SUBSIDIARIES.

1.06     CONFIDENTIALITY

(a) Both Parties shall hold the financial terms and conditions of this Agreement in confidence. Notwithstanding the foregoing, the confidentiality restrictions of this Agreement shall not apply to any information:

         (i) lawfully received by a Party to this Agreement from another source having the right to so furnish such information; or

         (ii) after it has become generally available to the public without breach of this Agreement by either Party to this Agreement; or

         (iii) which the Parties agree in writing is free of such restrictions;

         (iv) which is necessary pursuant to any court order and where the non-disclosing Party has been given notice of such an order;

         (v) which must be disclosed as required by rules of the Security Exchange Commission, but only to the extent that ASC has provided LUCENT with the opportunity, at least ten (10) days prior to ASC's initial EDGAR filing of the Agreement, to designate the terms and conditions of the Agreement for which LUCENT proposes confidential treatment in the filing, and where ASC has made its initial EDGAR filing in accordance with LUCENT's proposal, and ASC uses reasonable efforts to obtain and to keep confidential treatment of the terms and conditions designated by LUCENT;

         (vi) which ASC discloses to its development partner, Pirelli Cavi e Sistemi, S.p.A., an Italian Corporation having an office at Viale Sarca 222, 20126 Milano, Italy and its wholly owned subsidiaries ("Pirelli") pursuant to a confidentiality agreement between ASC and Pirelli that is similar in scope to this Section 1.06; or

                                             CONFIDENTIAL TREATMENT
                                    AMERICAN SUPERCONDUCTOR CORPORATION HAS
                                    REQUESTED THAT THE MARKED PORTIONS OF THIS
                                    DOCUMENT BE ACCORDED CONFIDENTIAL TREATMENT
                                    PURSUANT TO RULE 24b-2 UNDER THE SECURITIES
                                    EXCHANGE ACT OF 1934, AS AMENDED

         (vii) ASC, BTG USA, Inc. and LUCENT shall be permitted to disclose to raw material vendors that LUCENT provides ASC with a [**] for using raw material vendors that are licensed for such materials and processes covered under LUCENT's PATENTS.


                                    ARTICLE 2

                              ROYALTY AND PAYMENTS

2.01     ROYALTY CALCULATION

(a) ASC will pay an initial licensing fee of [**] U.S.) due on the effective date hereto, but payable in two (2) parts. The first part of the initial payment in the amount of [**] U.S.) is due within the later of twenty-four (24) hours or the next business day of execution by the last party of this Agreement. As to this first part of the initial payment, time is of the essence; and the agreement will have no effect if such payment is not made within the twenty-four
(24) hour time noted above. The second part of the initial payment in the amount of [**] U.S.) is due no later than August 31, 1998. As to this second part of the initial payment, time is of the essence; and this Agreement will automatically terminate on September 1, 1998 if such payment is untimely. The initial payment of [**] U.S.) is irrevocable and non-refundable.

(b) Continuing royalties shall be payable to LUCENT at the rate of [**] on all [**] which is sold, leased, or put into use by ASC, or any of its SUBSIDIARIES [**]. Such royalty rate shall be applied, except as otherwise provided in this
Article 2, to the FAIR MARKET VALUE of such [**].

(c) Continuing royalty payments under Section 2.01(b) are due and payable [**] for all LICENSED PRODUCTS sold, leased or put into use after [**].

                                             CONFIDENTIAL TREATMENT
                                    AMERICAN SUPERCONDUCTOR CORPORATION HAS
                                    REQUESTED THAT THE MARKED PORTIONS OF THIS
                                    DOCUMENT BE ACCORDED CONFIDENTIAL TREATMENT
                                    PURSUANT TO RULE 24b-2 UNDER THE SECURITIES
                                    EXCHANGE ACT OF 1934, AS AMENDED


(d) If LUCENT loses the [**] and exhausts or chooses not to file appeals during the time period from the date of this Agreement to [**], then ASC will be credited [**] U.S.) only against future royalties due during the time period from [**] until [**]. If LUCENT loses the [**] and exhausts or chooses not to file appeals after [**], then ASC will be credited [**] U.S.) in the subsequent five (5) year period thereafter only against future royalties. If ASC incurs no future royalty obligation or less than the credited amount of [**] U.S.), then it forfeits the credit or balance of said credit. In no circumstance will LUCENT make a payment to ASC pursuant said credit provided by this Section 2.01(d).

(e) If ASC purchased its raw materials for the LICENSED PRODUCTS hereunder from a LICENSEE OF LUCENT, ASC shall have to pay a [**] royalty rate of [**] under
Section 2.01(b) for the sale of LICENSED PRODUCTS made from raw materials purchased from a LICENSE OF LUCENT.

2.02     ACCRUAL

(a) Royalty shall accrue on any LICENSED PRODUCT [**] and shall become payable upon the first sale, lease or putting into use of such LICENSED PRODUCT. (Rebuilding or enlarging any product shall be deemed to be a first putting into use of such product to the extent [**] is [**] or [**] or where any [**] is [**] and [**] is not due to expected and normal product life wear. Testing of LICENSED PRODUCT by on or behalf of ASC shall not be deemed putting into use). Obligations to pay accrued royalties shall survive termination of licenses and rights pursuant to Article 3 and the expiration of any patent.

(b) When a company ceases to be a SUBSIDIARY of ASC, royalties which have accrued with respect to any products of such company, but which have not been paid, shall become payable with ASC's next scheduled royalty payment.

(c) Notwithstanding any other provisions hereunder, royalty shall accrue and be payable only to the extent that enforcement of ASC's obligation to pay such royalty would not be prohibited by applicable law.

2.03     EXCLUSIONS AND LIMITATIONS

(a) A LICENSED PRODUCT of one or more of LUCENT's PATENTS, may be treated by ASC as not licensed and not subject to royalty with respect to sales of such LICENSED PRODUCT if the purchaser is licensed under the same one or more patents to have said LICENSED PRODUCT made and/or imported, and the purchaser advises ASC, in writing at or prior to the time of such sale, that it is exercising its own license under such one or more patents with respect to such manufacture and/or importation.

(b) Subject to the exhaustion principle, payment of a royalty shall be due for any LICENSED PRODUCT manufactured, used, sold, put into use or imported by ASC or its SUBSIDIARIES even though such LICENSED PRODUCT may incorporate materials or components, which materials or components are (i) covered by one or more claims of LUCENT's PATENTS and (ii) purchased by ASC or its SUBSIDIARIES from a third party having a license to LUCENT's PATENTS.

2.04     RECORDS AND ADJUSTMENTS

(a) ASC shall keep full, clear and accurate records with respect to all LICENSED PRODUCTS and shall furnish any information which LUCENT may reasonably prescribe from time to time to enable LUCENT to ascertain the proper royalty due hereunder on account of products sold, leased and put into use by ASC or any of its SUBSIDIARIES. ASC shall retain such records with respect to each LICENSED PRODUCT for at least seven (7) years from the sale, lease or putting into use of such LICENSED PRODUCT. LUCENT shall have the right through its accredited auditors to make an examination by giving ASC thirty (30) days written notice, during normal business hours, of all records and accounts bearing upon the amount of royalty payable to it hereunder. Prompt adjustment shall be made to compensate for any errors or omissions disclosed by such examination. All such information reviewed will be treated as confidential by LUCENT and its auditors in accordance with Section 1.06 of this Agreement.

(b) Independent of any such examination, LUCENT will credit to ASC the amount of any overpayment of royalties made in error which is identified and fully explained in a written notice to LUCENT delivered within twelve (12) months after the due date of the payment which included such alleged overpayment, provided that LUCENT is able to verify, to its own satisfaction, the existence and extent of the overpayment.

(c) No refund, credit or other adjustment of royalty payments shall be made by LUCENT except as provided in this Section 2.04 and Sections 2.01(d) and (e) of this Agreement. Rights conferred by this Section 2.04 shall not be affected by any statement appearing on any check or other document, except to the extent that any such right is expressly waived or surrendered by a party having such right and signing such statement.

                                             CONFIDENTIAL TREATMENT
                                    AMERICAN SUPERCONDUCTOR CORPORATION HAS
                                    REQUESTED THAT THE MARKED PORTIONS OF THIS
                                    DOCUMENT BE ACCORDED CONFIDENTIAL TREATMENT
                                    PURSUANT TO RULE 24b-2 UNDER THE SECURITIES
                                    EXCHANGE ACT OF 1934, AS AMENDED

2.05     REPORTS AND PAYMENTS

(a) [**] and at all times thereafter, that within sixty (60) days after the end of each semiannual period ending on June 30th or December 31st, commencing with the semiannual period during which this Agreement first becomes effective, ASC shall furnish to LUCENT at the address specified in Section 4.03 a statement certified by a responsible official of ASC showing in a manner acceptable to
LUCENT:

         (i) all LICENSED PRODUCTS which were sold, leased or put into use during such semiannual period;

         (ii)     the FAIR MARKET VALUES of all [**] or [**] LICENSED PRODUCTS;

         (iii) the amount of royalty payable thereon without regard to any credit available pursuant to Sections 2.01(d), 2.01(e) and 2.04(b) and the net amount payable after application of such credit; and

         (iv)     all exclusions from royalty pursuant to Section 2.03.

If no LICENSED PRODUCT has been so sold, leased or put into use, the statement shall show that fact.

(b) Within such sixty (60) days ASC shall pay in United States dollars to LUCENT at the address specified in Section 4.03 the royalties payable in accordance with such statement. Any conversion to United States dollars shall be at the prevailing rate for bank cable transfers as quoted for the last day of such semiannual period by leading United States banks in New York City dealing in the foreign exchange market.

(c) Overdue payments hereunder shall be subject to a late payment charge calculated at an annual rate of three percentage points (3%) over the prime rate or successive prime rates (as posted in New York City) during delinquency. If the amount of such charge exceeds the maximum permitted by law, such charge shall be reduced to such maximum. This provision will not apply if the lateness of the payment was due to the negligence of the United States Postal Service, and it can be shown that the payment was sent via the U.S. Mail with a postmark date at least three (3) business days prior to the date that payment was due. Also, a wire transfer that is late due to the negligence of LUCENT's bank (as identified in Section 4.05(b)) shall not be considered late, if without the negligence of LUCENT's bank, the payment would have been timely.

                                    ARTICLE 3

                                   TERMINATION

3.01     BREACH

(a) Licenses and rights granted under this Agreement shall be effective during the term commencing on the effective date hereof and continuing until such licenses and rights are terminated pursuant to the provisions hereof.

(b) If ASC and its SUBSIDIARIES shall fail to fulfill its obligations under
Article 2, LUCENT may, upon its election and in addition to any other remedies that it may have, at any time, terminate all of LUCENT's obligations hereunder and all of the licenses and rights granted by LUCENT hereunder by not less than two (2) months written notice to ASC specifying any such breach or failure, unless within the period of such notice all grounds specified therein for termination pursuant to this Section 3.01(b) shall have been cured and remedied. Other material obligations breached, except as to Sections 3.01(d), 3.01(e) and 3.01(f), by either party under this Agreement such that it is in material breach of its obligations set forth herein, are to be remedied through the alternative dispute resolution provisions contained herein, with not less than two (2) months written notice to the breaching Party specifying any such breach or failure, unless within the period of such notice all grounds specified therein for breach pursuant to this Section 3.01(b) shall have been remedied. The occurrence of the events of Sections 3.01(d), 3.01(e) and 3.01(f) are cause for immediate termination in accordance with these Sections where the two (2) month cure and remedy period will be inapplicable.

(c) The obligations of LUCENT and ASC under this Agreement that, by their nature would survive termination of this Agreement, shall survive and continue after any such termination.

(d) If a voluntary or involuntary petition under applicable bankruptcy laws is filed by or against ASC and its SUBSIDIARIES, unless ASC and its SUBSIDIARIES provides to LUCENT reasonable assurances that ASC and its SUBSIDIARIES will be able to comply with the provisions of this Agreement, LUCENT may terminate this Agreement. ASC and its SUBSIDIARIES shall immediately notify LUCENT of the filing of any bankruptcy petition by or against ASC and its SUBSIDIARIES. Notwithstanding the foregoing, a CHANGE IN CONTROL of ASC and its SUBSIDIARIES that results from bankruptcy proceedings shall be treated as provided in Section 3.01(f).

(e) If a proceeding is commenced under any provision of the United States Bankruptcy Code, voluntary or involuntary, by or against either Party, and this Agreement has not been terminated, the non-debtor Party may file a request with the bankruptcy court to have the court set a date within sixty (60) days after the commencement of the case, by which the debtor Party will assume or reject this Agreement, and the debtor Party shall cooperate and take whatever steps are necessary to assume or reject the Agreement by such date.

(f) In the event of a CHANGE IN CONTROL of ASC, or a reasonable expectation of a CHANGE IN CONTROL of ASC, then ASC shall provide notice to LUCENT of such actual or expected CHANGE IN CONTROL event within ten (10) days of any resolution by ASC's Board of Directors approving an actual or anticipated CHANGE IN CONTROL. If ASC purports to transfer this Agreement in connection with any CHANGE IN CONTROL of ASC, LUCENT shall have the right to terminate this Agreement unless such transfer is permitted by the CHANGE IN CONTROL provisions effective as of the effective date of a CHANGE IN CONTROL provided that LUCENT gives ASC written notice of its intention to terminate at least thirty (30) days prior to the termination date specified in the termination notice.

(g) Termination of ASC's and its SUBSIDIARIES rights pursuant to Section 3.01(f) shall not terminate any license to the extent required to enable ASC to fulfill contracts entered into prior to the effective date of termination.

(h) As to dispute as to payments made, if ASC makes a payment or payments to avoid termination under Section 3.01(a) of this Agreement and ASC then subsequently submits the asserted overpayment to dispute resolution in accordance with Section 4.11 and ASC prevails, then in addition to refund of any overpayment(s) made and any other award made by the arbitrator, ASC shall be entitled to interest on its overpayment(s) at the rate specified in Section 2.05(c) of this Agreement.

3.02     VOLUNTARY TERMINATION

By written notice to LUCENT, ASC may voluntarily terminate all or a specified portion of the licenses and rights granted to it hereunder. Such notice shall specify the effective date (not more than six (6) months prior to the giving of said notice) of such termination and shall clearly specify any affected patent, invention or product.

3.03     SURVIVAL

Any termination of licenses and rights of ASC under the provisions of this
Article 3 shall not affect ASC's licenses, rights and obligations with respect to any LICENSED PRODUCT made prior to such termination.

                                    ARTICLE 4

                            MISCELLANEOUS PROVISIONS

4.01     PATENTS LICENSED

LUCENT represents that LUCENT's PATENTS licensed to ASC under this Agreement are the original work of LUCENT or its SUBSIDIARIES (or LUCENT has a valid right to license such property) and it has the power to grant the rights described in this Agreement to the extent that LUCENT can grant such rights and inclusive of the limitations in the definitions herein and Section 1.04.

4.02     DISCLAIMER

EXCEPT AS OTHERWISE PROVIDED HEREIN, NEITHER BTG USA INC., LUCENT NOR ANY SUBSIDIARIES OF BTG USA INC. OR LUCENT MAKE ANY REPRESENTATIONS, EXTEND ANY WARRANTIES OF ANY KIND, ASSUME ANY RESPONSIBILITY OR OBLIGATIONS WHATEVER, OR CONFER ANY RIGHT BY IMPLICATION, ESTOPPEL OR OTHERWISE, OTHER THAN THE LICENSES AND RIGHTS HEREIN EXPRESSLY GRANTED.

4.03     INDEMNIFICATION

(a) ASC agrees to indemnify and save LUCENT and its SUBSIDIARIES and BTG USA, Inc. and its SUBSIDIARIES harmless from any claims or demand for personal injury or property damage (including reasonable expense of litigation and settlement of such claims) by third parties to the extent that such claims arise out of or in connection with the furnishing or use of any of the information and patent licenses provided hereunder.

(b) LUCENT, BTG and ASC shall at all times retain the administrative supervision of their respective personnel during visits to each other's facilities. LUCENT's, BTG's and ASC's personnel shall, while on any location of either LUCENT, BTG or ASC or their SUBSIDIARIES, comply with the other Party's or its SUBSIDIARIES' rules and regulations with regard to safety and security. ASC shall have full control over such personnel while on any location of any of the others or its SUBSIDIARIES and shall be entirely responsible for their complying with the other Party's or its SUBSIDIARIES' rules and regulations. LUCENT, BTG and ASC agree to indemnify and save the other Party and its SUBSIDIARIES harmless from any claims or demands, including the costs, expenses and reasonable attorney's fees incurred on account thereof, that may be made by (i) anyone for injuries to persons or damage to property resulting from acts or omissions of LUCENT's, BTG's and ASC's personnel providing services and products pursuant to this Agreement on the premises of the other Party; or (ii) LUCENT's, and ASC's personnel under Worker's Compensation or similar laws. The Parties, and for this Section 4.03(b) it shall include BTG, hereto


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
                                             CONFIDENTIAL TREATMENT
                                    AMERICAN SUPERCONDUCTOR CORPORATION HAS
                                    REQUESTED THAT THE MARKED PORTIONS OF THIS
                                    DOCUMENT BE ACCORDED CONFIDENTIAL TREATMENT
                                    PURSUANT TO RULE 24b-2 UNDER THE SECURITIES
                                    EXCHANGE ACT OF 1934, AS AMENDED


agree to defend the other Party and its SUBSIDIARIES against any such claim or demand while on any location of the Parties or their SUBSIDIARIES. The indemnifications of this Section 4.03(b) shall be applicable to agents, auditors and contractors of LUCENT, BTG and ASC.

4.04     NONASSIGNABILITY AND CHANGE OF CONTROL OF ASC

(a) LUCENT has entered into this Agreement in contemplation of personal performance by ASC and it is LUCENT's intention that a transfer of ASC's licenses or rights not occur without LUCENT's express written consent, except as provided in Section 4.04(b) or the CHANGE OF CONTROL provision hereto.

(b) Subject to the limitations of the provisions herein, at any time prior to the expiration of the Agreement, ASC may assign all of its licenses and rights under this Agreement for the balance of the term to any successor of ASC's entire business (hereinafter, "ACQUIROR") at the time of such assignment, provided that (i) if such ACQUIROR [**] in a[**], such [**] agrees in writing within sixty (60) days after the assignment to comply with all of the terms and conditions of this Agreement during the balance of the term of the Agreement, or
(ii) if such ACQUIROR [**] with [**] or that of any of its SUBSIDIARIES, such ACQUIROR agrees in writing within sixty (60) days after the assignment to comply with all of the terms and conditions of this Agreement as if such successor were ASC.

(c) Any transfer or assignment of ASC's licenses and rights in accordance with
Section 4.04(b)(ii) set forth hereinabove shall be applicable for [**] of LICENSED PRODUCTS during the [**] following such transfer or assignment (hereinafter, the "[**] PERIOD") based on the [**] of LICENSED PRODUCTS over the [**] preceding such transfer or assignment (hereinafter, the "PRE-ACQUISITION PERIOD") and thereafter to [**] of LICENSED PRODUCTS beginning in the [**] year and for each subsequent year the agreement is in effect. The [**] of LICENSED PRODUCTS will be determined as follows:

                                             CONFIDENTIAL TREATMENT
                                    AMERICAN SUPERCONDUCTOR CORPORATION HAS
                                    REQUESTED THAT THE MARKED PORTIONS OF THIS
                                    DOCUMENT BE ACCORDED CONFIDENTIAL TREATMENT
                                    PURSUANT TO RULE 24b-2 UNDER THE SECURITIES
                                    EXCHANGE ACT OF 1934, AS AMENDED



         (i) For the first year of the [**] PERIOD the [**] in United States dollars of LICENSED PRODUCTS shall not exceed the [**] for the [**] prior to the assignment or transfer in accordance with 4.04(b)(ii) (hereinafter, the "BASE YEAR" defined as the ASC's last fiscal year prior to acquisition) [**] by the [**] for the PRE-ACQUISITION PERIOD. Each year's sales of LICENSED PRODUCT for the remaining [**] years of the [**] PERIOD shall be limited to a year to year [**] over the previous year's [**] of [**] equal to the [**] of the PRE-ACQUISITION PERIOD; and

         (ii) Beginning in the [**] year and for each year thereafter, the [**] in a [**] of [**] year to year shall be the [**] of the [**] of ASC [**] of [**] during the PRE-ACQUISITION PERIOD or the [**] of the ACQUIROR's [**] of [**] during the [**] PERIOD.

(d) Except as provided for in Section 4.04(b)(i) and (ii), all other transfer or assignment by any means, including but not limited to merger, asset sale, divestiture or stock purchase, shall be subject to the limitation of the CHANGE OF CONTROL provisions.

4.05     ADDRESSES

(a) Any notice or other communication hereunder shall be sufficiently given to ASC when sent by certified mail addressed to Chief Financial Officer, American Superconductor Corporation, Two Technology Drive, Westborough, Massachusetts 01581 (or, if no address is otherwise specified, to ASC's office above specified), or to LUCENT when sent by certified mail addressed to Contract Administrator, Intellectual Property Organization, Lucent Technologies Inc., Suite 105, 14645 N.W. 77th Avenue, Miami Lakes, Florida 33014, United States of America. Changes in such addresses may be specified by written notice.

(b) Payments by ASC shall be made to LUCENT at Sun Trust, P.O. Box 913021, Orlando, Florida, 32891-3021, United States of America. Alternatively, payments to LUCENT may be made by bank wire transfers to LUCENT's account: Lucent Technologies Licensing, Account No. 910-2-568475, Swift Code: CHASUS33, ABA
Code: 021000021, at Chase Manhattan Bank, N.A., 55 Water Street, New York, New York 10041, United States of America. Changes in such address or account may be specified by written notice.

                                             CONFIDENTIAL TREATMENT
                                    AMERICAN SUPERCONDUCTOR CORPORATION HAS
                                    REQUESTED THAT THE MARKED PORTIONS OF THIS
                                    DOCUMENT BE ACCORDED CONFIDENTIAL TREATMENT
                                    PURSUANT TO RULE 24b-2 UNDER THE SECURITIES
                                    EXCHANGE ACT OF 1934, AS AMENDED

4.06     TAXES

ASC shall pay any tax, duty, levy, customs fee, or similar charge ("taxes"), including interest and penalties thereon, however designated, imposed on ASC as a result of the operation or existence of this Agreement, including taxes which ASC is required to withhold or deduct from payments to LUCENT, except (i) net income taxes imposed upon LUCENT by any governmental entity within the United States (the fifty (50) states and the District of Columbia), and (ii) net taxes imposed upon LUCENT by jurisdictions outside the United States which are allowable as a credit against the United States Federal income tax of LUCENT or any of its SUBSIDIARIES. In order for the exception in (ii) to be effective, ASC must furnish to LUCENT evidence sufficient to satisfy the United States taxing authorities that such taxes have been paid. Such evidence must be furnished to LUCENT within thirty (30) days of issuance by the local taxing authority.

4.07     CHOICE OF LAW

The Parties are familiar with the principles of New York commercial law, and desire and agree that the law of New York shall apply in any dispute arising with respect to this Agreement.

4.08     PATENTS AND PATENT APPLICATIONS

LUCENT shall maintain LUCENT's PATENTS and prosecute the patent applications licensed hereunder in accordance with its standard polices and procedures for patents and applications owned by LUCENT. Within ninety (90) days of [**] LUCENT will provide ASC with a written list of the status of LUCENT's PATENTS in all countries where such patents have issued or have been filed.

4.09     LICENSING

LUCENT will use its best efforts to license LUCENT's PATENTS to other entities to the extent it has the right to do so. Such best efforts would be the normal methods and procedure followed by LUCENT in licensing its Intellectual Property, including patents, to third parties. Best efforts hereunder does not require LUCENT to actually license all or some of LUCENT's PATENTS to a third party, but to follow its course of business practices to license such patents.

4.10     INTEGRATION

This Agreement sets forth the entire agreement and understanding between the Parties as to the subject matter hereof and merges all prior discussions between them. Neither of the Parties shall be bound by any warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or in a writing signed with or subsequent to execution hereof by an authorized representative of the Party to be bound thereby.

4.11     DISPUTE RESOLUTION

(a) If a dispute arises out of or relates to this Agreement, or the breach, termination or validity thereof, the Parties agree to submit the dispute to a sole mediator selected by the Parties or, at any time at the option of a Party, to mediation by the American Arbitration Association ("AAA"). If not thus resolved, it shall be referred to a sole arbitrator selected by the Parties within thirty (30) days of the mediation, or in the absence of such selection, to AAA arbitration which shall be governed by the United States Arbitration Act.

(b) Any award made (i) shall be a bare award limited to a holding for or against a Party and affording such remedy as is deemed equitable, just and within the scope of this Agreement; (ii) shall be without findings as to issues (including but not limited to patent validity and/or infringement) or a statement of the reasoning on which the award rests; (iii) may in appropriate circumstances (other than patent disputes) include injunctive relief; (iv) shall be made within four (4) months of the appointment of the arbitrator; and (v) may be entered in any court.

(c) The requirement for mediation and arbitration shall not be deemed a waiver of any right of termination under this Agreement and the arbitrator is not empowered to act or make any award other than based solely on the rights and obligations of the Parties prior to any such termination.

(d) The arbitrator shall be knowledgeable in the legal and technical aspects of this Agreement and shall determine issues of arbitrability but may not limit, expand or otherwise modify the terms of this Agreement.

(e) This Agreement shall be interpreted in accordance with the laws of the State of New York exclusive of its conflict of laws provisions and the place of mediation and arbitration shall be New York City.

(f) Each Party shall bear its own expenses but those related to the compensation and expenses of the mediator and arbitrator shall be borne equally.

(g) A request by a Party to a court for interim measures shall not be deemed a waiver of the obligation to mediate and arbitrate.

(h) The arbitrator shall not have authority to award punitive or other damages in excess of compensatory damages and each party irrevocably waives any claim thereto.

(i) The Parties, their representatives, other participants and the mediator and arbitrator shall hold the existence, content and result of mediation and arbitration in confidence.

4.12     OUTSIDE OF THE UNITED STATES

(a) There are countries in which the owner of an invention is entitled to compensation, damages or other monetary award for another's unlicensed manufacture, sale, lease, use or importation involving such invention prior to the date of issuance of a patent for such invention but on or after a certain earlier date, hereinafter referred to as the invention's "protection commencement date" (e.g., the date of publication of allowed claims or the date of publication or "laying open" of the filed patent application). In some instances, other conditions precedent must also be fulfilled (e.g., knowledge or actual notification of the filed patent application). The Parties agree that (i) an invention which has a protection commencement date in any such country may be used in such country pursuant to the terms of this Agreement on and after any such date, and (ii) all such conditions precedent are deemed satisfied by this Agreement.

(b) ASC hereby agrees to register or cause to be registered, to the extent required by applicable law, and without expense to LUCENT or any of its SUBSIDIARIES, any agreements wherein sublicenses are granted by it under LUCENT's PATENTS. ASC hereby waives any and all claims or defenses, arising by virtue of the absence of such registration, that might otherwise limit or affect its obligations to LUCENT.

4.13     RELEASES

LUCENT, for itself and for its present SUBSIDIARIES, hereby releases ASC, its present SUBSIDIARIES and all customers (purchasers and users) of products of the kinds herein licensed as of the effective date hereof to ASC, from all claims, demands and rights of action which LUCENT or any of its present SUBSIDIARIES may have on account of any infringement or alleged infringement of LUCENT's PATENTS issued in any country of the world by reason of the manufacture or any past or future use, lease, sale, offer for sale or importation of any of such products which, prior to the effective date hereof, were used or furnished by ASC or any of its present SUBSIDIARIES.

                                             CONFIDENTIAL TREATMENT
                                    AMERICAN SUPERCONDUCTOR CORPORATION HAS
                                    REQUESTED THAT THE MARKED PORTIONS OF THIS
                                    DOCUMENT BE ACCORDED CONFIDENTIAL TREATMENT
                                    PURSUANT TO RULE 24b-2 UNDER THE SECURITIES
                                    EXCHANGE ACT OF 1934, AS AMENDED


4.14     Good Faith Negotiations and Option

(a) LUCENT at its sole discretion can enter into good faith negotiations with ASC if at some time subsequent LUCENT decides or considers to sell or convey the patents licensed hereunder to a third party for the sale or conveyance of said patents to ASC. LUCENT can discontinue any such negotiations with ASC in its sole discretion at any time.

(b) ASC at its sole discretion can enter into good faith negotiations with LUCENT if at some time subsequent to the execution of this Agreement ASC wishes to obtain a license for systems containing SUPERCONDUCTIVE WIRE PRODUCTS used in [**] systems. ASC shall be entitled to obtain such a license on financial terms to be negotiated at the time of the request where such financial terms are similar to then THIRD PARTY LICENSEES financial terms and conditions, but all other terms and conditions will be the same as this Agreement. If LUCENT has no THIRD PARTY LICENSEE at the time that ASC wishes to obtain a license, ASC can obtain a license at the royalty rate herein at as well as the same terms and conditions.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed in duplicate originals by its duly authorized representatives on the respective dates entered below.

                                   LUCENT TECHNOLOGIES INC.


                                   By:   /s/ M.R. Greene
                                        ----------------------------------------
                                        M.R. Greene
                                        Acting President - Intellectual Property
                                        Division

                                   Date:  May 8, 1998

                                   AMERICAN SUPERCONDUCTOR
                                   CORPORATION


                                   By:  /s/ Gregory J. Yurek
                                        ----------------------------------------
                                        Gregory J. Yurek
                                        President and Chief Executive Officer

                                   Date:  May 8, 1998



              THIS AGREEMENT DOES NOT BIND OR OBLIGATE EITHER PARTY
                IN ANY MANNER UNLESS DULY EXECUTED BY AUTHORIZED
                         REPRESENTATIVES OF BOTH PARTIES

                                             CONFIDENTIAL TREATMENT
                                    AMERICAN SUPERCONDUCTOR CORPORATION HAS
                                    REQUESTED THAT THE MARKED PORTIONS OF THIS
                                    DOCUMENT BE ACCORDED CONFIDENTIAL TREATMENT
                                    PURSUANT TO RULE 24b-2 UNDER THE SECURITIES
                                    EXCHANGE ACT OF 1934, AS AMENDED


                              DEFINITIONS APPENDIX


ACQUIROR shall mean one person or entity, or two or more persons and/or entities constituting a "group" for purposes of the Securities Exchange Act of 1934, as amended. For determining the COMPETITOR trigger below, the entire entity including all subsidiaries and related companies shall be treated as a single entity for the purpose of determining the revenue and business of the company and the trigger point for the CHANGE OF CONTROL options. For example if the entity owns more than fifty percent (50%) of a SUBSIDIARY its revenue and businesses will be counted; as well as if the entity controls another entity with less than majority interest through direct or indirect Control (as herein defined) over a Party that entity's revenue will be counted as part of ACQUIROR's revenue. For the purposes of this subsection, the term "Control" shall mean the possession directly or indirectly of the power to direct or cause the direction of the management or policies of a Party, whether through the ability to exercise voting power, by contract or otherwise due to local law, then that controlled entity's sales will be included in total revenue and businesses for the entity.

CHANGE OF CONTROL occurs, except as to a transfer or an assignment permitted by
Section 4.04(b), in connection with the acquisition by an ACQUIROR of ASC's entire business or a part to which the licenses and rights under this Agreement relate upon any one of the following circumstances or events and the license herein can or cannot be transferred depending on the following:

         (a) If the ACQUIROR is a [**] at the time of the acquisition of all or part of ASC, there can be no transfer or assignment of this Agreement without the written consent of LUCENT;

         (b) If the ACQUIROR is in an [**] with LUCENT at the time of the acquisition of all or part of ASC, there can be no transfer or assignment of this Agreement without the written consent of LUCENT; or

         (c) If neither (a) nor (b) apply to the ACQUIROR at the time of the acquisition of all or part of ASC, there can be no transfer or assignment of this Agreement without the written consent of LUCENT unless, within [**] days of the effective date of the CHANGE OF CONTROL, the [**] of [**] U.S.) to LUCENT and notifies LUCENT in writing of the

                                             CONFIDENTIAL TREATMENT
                                    AMERICAN SUPERCONDUCTOR CORPORATION HAS
                                    REQUESTED THAT THE MARKED PORTIONS OF THIS
                                    DOCUMENT BE ACCORDED CONFIDENTIAL TREATMENT
                                    PURSUANT TO RULE 24b-2 UNDER THE SECURITIES
                                    EXCHANGE ACT OF 1934, AS AMENDED

                  ACQUIROR's agreement that, effective as of the effective date of the CHANGE OF CONTROL, the royalty rate provided by Section 2.01(b) shall be [**] and the royalty rate provided by Section 2.01(e) shall be [**].

A CHANGE OF CONTROL does not occur if an assignment or transfer is permitted by
Section 4.04, or if neither (a) nor (b) above apply to the ACQUIROR and the ACQUIROR [**] as provided in (c) above, or if the [**] of ASC and ASC does not attempt to [**] under this Agreement in connection with the acquisition. In the event of a CHANGE OF CONTROL of ASC, LUCENT's alternatives to written consent include, but are not limited to termination of this Agreement in accordance with
Section 3.01(f).

COMPETITOR means an ACQUIROR providing service and/or products in microelectronics (including but not limited to integrated circuits and optoelectronics), business communications systems (including but not limited to messaging, voice/data and call center systems), optical networking (including but not limited to optical line Systems), switching and access systems (including but not limited to switching systems and access systems), wireless networks (including but not limited to infrastructure for wireless that adhere to global standards), network products (including but not limited to fiber products and power systems for communications products), and all natural improvements and extensions therefrom, ACQUIROR's that have sales of the above products that are incidental and unrelated to their main businesses, less than one percent of revenue, shall not be deemed a COMPETITOR.

FAIR MARKET VALUE means, with respect to any SUPERCONDUCTIVE WIRE PRODUCT sold, leased or put into use, the amount of (i) the selling price actually obtained for such a product or system in the form in which it is sold, whether or not assembled (and without excluding therefrom any components or subassemblies thereof which are included in such selling price) for a bona fide sale to a third party, but in no case will the value be less than ASC's break-even point for SUPERCONDUCTIVE WIRE PRODUCT alone; or (ii) the value of SUPERCONDUCTIVE WIRE PRODUCT as a [**] of the [**] or the [**] shall be based on the [**] that ASC receives from an unaffiliated buyer in a bona fide arm's length transaction for an [**] of [**] but in no case less than ASC's break-even point.

In determining "selling price" the following shall be excluded:

         (a) usual trade discounts actually allowed to unaffiliated persons or entities;

         (b)      packing costs;

                                             CONFIDENTIAL TREATMENT
                                    AMERICAN SUPERCONDUCTOR CORPORATION HAS
                                    REQUESTED THAT THE MARKED PORTIONS OF THIS
                                    DOCUMENT BE ACCORDED CONFIDENTIAL TREATMENT
                                    PURSUANT TO RULE 24b-2 UNDER THE SECURITIES
                                    EXCHANGE ACT OF 1934, AS AMENDED

         (c)      costs of insurance and transportation; and
         (d) import, export, excise, sales and value added taxes, and customs duties.

For the purposes of the determination of Fair Market Value for triggering royalty payment under Article 2 herein; from [**] through [**] no more than [**] of revenue for the LICENSED PRODUCTS that consist of SUPERCONDUCTIVE WIRE PRODUCTS or contain SUPERCONDUCTIVE WIRE PRODUCTS can be excluded from royalty payments if they are found to be PROTOTYPES. After [**] no more than [**] of revenue for the LICENSED PRODUCTS can be excluded from royalty payments if they are found to be PROTOTYPES.

LUCENT'S PATENTS means:

Japanese Patent No. 1921521

Japanese Patent No. 2079035

Japanese Application No.[**] and any patent issuing thereon

European Patent No. 0305515

The United States Letters Patents and Patent Applications listed below and any Foreign Counterparts and U.S. Counterparts thereof, together with any divisions, continuations, continuations-in-part, renewals, reissues, and reexaminations. For purposes of this Appendix A, "Foreign and U.S. Counterparts" shall mean those foreign patents and patent applications which claim priority based on: (i) the below specified U.S. patents and patent applications, (ii) an application from which the below specified U.S. patents issued or from which such an application in turn claims priority, (iii) an application from which a below specified patent application claims priority, or (iv) from which a below specified U.S. patent or patent application claim priority.

U.S. Patent Application No.[**]([**] in [**]) and any patents which may issue thereon.

U.S. Patent Application No.[**] ([**] in [**]) and any patents which may issue thereon.


U.S. 4,145,699                  U.S. 4,880,771               U.S. 5,100,870
U.S. 4,242,419                  U.S. 4,914,081               U.S. 5,106,826
U.S. 4,249,094                  U.S. 4,933,317               U.S. 5,132,280

                                             CONFIDENTIAL TREATMENT
                                    AMERICAN SUPERCONDUCTOR CORPORATION HAS
                                    REQUESTED THAT THE MARKED PORTIONS OF THIS
                                    DOCUMENT BE ACCORDED CONFIDENTIAL TREATMENT
                                    PURSUANT TO RULE 24b-2 UNDER THE SECURITIES
                                    EXCHANGE ACT OF 1934, AS AMENDED


U.S. 4,264,916                  U.S. 4,943,557                   U.S. 5,157,017

U.S. 4,318,741                  U.S. 4,952,554                   U.S. 5,187,149
U.S. 4,325,144                  U.S. 4,966,885                   U.S. 5,196,400
U.S. 4,342,924                  U.S. 4,992,623                   U.S. 5,210,071
U.S. 4,358,783                  U.S. 4,996,189                   U.S. 5,244,868
U.S. 4,370,568                  U.S. 5,006,504                   U.S. 5,272,132

U.S. 4,373,138                  U.S. 5,011,823                   U.S. 5,340,796
U.S. 4,391,657                  U.S. 5,039,653                   U.S. 5,364,836
U.S. 4,488,164                  U.S. 5,053,383                   U.S. 5,389,603
U.S. 4,610,032                  U.S. 5,057,877                   U.S. 5,391,323
U.S. 4,754,384                  U.S. 5,081,075                   U.S. 5,413,755
U.S. 4,797,386                                                   U.S. 5,416,063
U.S. 4,837,609                                                   U.S. 5,470,530

LICENSED PRODUCTS mean, as to grantee, any product (including specified combinations) listed for such grantee in Section 1.01.

LICENSEE OF LUCENT means raw material suppliers licensed under LUCENT's PATENTS.

PROTOTYPES means those products that would normally be counted as LICENSED PRODUCTS, but they are sold at prices less than [**] of ASC's costs for the purpose of product development.

SUBSIDIARY of a company means a corporation or other legal entity (i) the majority of whose shares or other securities entitled to vote for election of directors (or other managing authority) is now or hereafter controlled by such company either directly or indirectly; or (ii) which does not have outstanding shares or securities but the majority of whose ownership interest representing the right to manage such corporation or other legal entity is now or hereafter owned and controlled by such company either directly or indirectly; but any such corporation or other legal entity shall be deemed to be a SUBSIDIARY of such company only as long as such control or ownership and control exists.

                                             CONFIDENTIAL TREATMENT
                                    AMERICAN SUPERCONDUCTOR CORPORATION HAS
                                    REQUESTED THAT THE MARKED PORTIONS OF THIS
                                    DOCUMENT BE ACCORDED CONFIDENTIAL TREATMENT
                                    PURSUANT TO RULE 24b-2 UNDER THE SECURITIES
                                    EXCHANGE ACT OF 1934, AS AMENDED

SUPERCONDUCTIVE WIRE PRODUCT means wire, tape or other long length conductor exhibiting superconductivity formed from superconductive material, including Yttrium Barium Copper Oxide (YBCO) and Bismuth Strontium Calcium Copper Oxide (BSCCO), but specifically excluding thin film electronic products suitable for electronics and data processing applications and whose manufacture, importation, sale, lease or use of which by ASC or any of its SUBSIDIARIES would but for the licenses or rights under this Agreement, constitute (i) infringement of LUCENT's PATENTS by ASC, or such SUBSIDIARY.

SUPERCONDUCTIVE WIRE WITHIN A SYSTEM means the quantity of SUPERCONDUCTIVE WIRE PRODUCT in a system such as a transformer, motor, generator, SMES, or fault current limiter. Such quantity of SUPERCONDUCTlVE WIRE PRODUCT will be subject to royalty based on the [**] of the [**] and not the [**].

SYSTEMS PRODUCT INCLUDING SUPERCONDUCTIVE WIRE PRODUCT means systems, subassemblies and components including coils and current leads incorporating SUPERCONDUCTIVE WIRE PRODUCT but excluding systems and subassemblies designed for [**] Communications and data processing applications. Such a SYSTEMS PRODUCT INCLUDING SUPERCONDUCTIVE WIRE PRODUCT will be subject to a royalty based on the FAIR MARKET VALUE of the [**] and not the value of [**].

THIRD PARTY LICENSEE(S) means an entity licensed by LUCENT in whole or in part under LUCENT's PATENTS for[**] and [**] systems.

[**] means [**] between application assigned to [**] with LUCENT's application involved in the [**] being [**] having [**].